UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2013 (September 25, 2013)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entering into a Material Definitive Agreement

On September 25, 2013, Ennis, Inc. announced that it had executed a definitive agreement to acquire the assets of Folder Express from Wright Printing Company of Omaha, Nebraska. The business generated approximately $20 million in sales during the most recent calendar year and will continue to operate under the Folder Express brand name. The purchase price is $15 million plus the assumption of certain trade payables. The closing, which is expected to be on or before September 30, 2013, is subject to the completion of normal pre-closing items.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Ennis, Inc. press release dated September 25, 2013 announcing the execution of a definitive agreement to acquire the assets of Folder Express from Wright Printing Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

Date: September 27, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ennis, Inc. press release dated September 25, 2013 announcing the execution of a definitive agreement to acquire the assets of Folder Express from Wright Printing Company.